EXHIBIT 99

The Company uses Adjusted EBITDA, Comparable Operating Performance and Operating Performance to facilitate operating performance comparisons from period to period. Adjusted EBITDA, Comparable Operating Performance and Operating Performance are supplemental measures of the Company’s performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA, Comparable Operating Performance and Operating Performance are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to net cash provided by operating activities or any other measures of the Company’s cash flow or liquidity. “Adjusted EBITDA” means net income (loss) attributable to ServiceMaster before net income attributable to noncontrolling interests; net loss from discontinued operations; (benefit) provision for income taxes; other expense; gain on extinguishment of debt; interest expense and interest and net investment (income) loss; and depreciation and amortization expense; as well as adding back interest and net investment (income) loss, residual value guarantee charge and non-cash trade name impairment. “Comparable Operating Performance” is calculated by adding back to Adjusted EBITDA non-cash option and restricted stock expense and non-cash effects on Adjusted EBITDA attributable to the application of purchase accounting in connection with the Merger(1). “Operating Performance” is calculated by adding back to Comparable Operating Performance restructuring charges, Merger related charges and management fees paid to Clayton, Dubilier & Rice, Inc. (now operated as Clayton, Dubilier & Rice, LLC, “CD&R”), Citigroup Private Equity LP (together with its affiliate, Citigroup Alternative Investments LLC, “Citigroup”), BAS Capital Funding Corporation (“BAS”) and J.P. Morgan Ventures Corporation (“JPMorgan”) (collectively, the “Equity Sponsors”).

The Company believes Adjusted EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest income and expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. In addition, the Company excludes residual value guarantee charges that do not result in additional cash payments to exit the facility at the end of the lease term.  The Company uses Comparable Operating Performance as a supplemental measure to assess the Company’s performance because it excludes non-cash option and restricted stock expense and non-cash effects on Adjusted EBITDA attributable to the application of purchase accounting in connection with the Merger. The Company uses Operating Performance as a supplemental measure to assess the Company’s performance because it excludes restructuring charges, Merger related charges and management fees paid to the Equity Sponsors. The Company presents Comparable Operating Performance and Operating Performance because it believes that they are useful for investors, analysts and other interested parties in their analysis of the Company’s operating results.

The Company believes Comparable Operating Performance and Operating Performance, which excludes the impact of purchase accounting and non-cash option and restricted stock expense adjustments, are useful to investors. The exclusion of the impact of these items facilitates a comparison of operating results from periods pre-dating the Merger transaction with the Equity Sponsors with periods subsequent to the Merger. The purchase accounting charges were not present prior to the Merger. In addition, charges relating to option and restricted stock expense prior to the Merger were computed under different plans and formulas than charges subsequent to the Merger. Moreover, such charges are non-cash and the exclusion of the impact of these items from Comparable Operating Performance and Operating Performance allows investors to understand the current period results of operations of the business on a comparable basis with previous periods and, secondarily, gives the investors added insight into cash earnings available to service the Company’s debt. We believe this to be of particular importance to the Company’s public investors, which are debt holders. The Company also believes that the exclusion of the purchase accounting and non-cash option and restricted stock expense adjustments may provide an additional means for comparing the Company’s performance to the performance of other companies by eliminating the impact of differently structured equity-based, long-term incentive plans (although care must be taken in making any such comparison, as there may be inconsistencies among companies in the manner of computing similarly titled financial measures).

(1) On March 18, 2007, ServiceMaster entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ServiceMaster Global Holdings, Inc. (formerly CDRSVM Topco, Inc.) (“Holdings”) and CDRSVM Acquisition Co., Inc., an indirect wholly owned subsidiary of Holdings (“Acquisition Co.”). The Merger Agreement provided that, upon the terms and subject to the conditions set forth in the Merger Agreement, Acquisition Co. would merge with and into ServiceMaster, with ServiceMaster as the surviving corporation (the “Merger”).

On July 24, 2007, the Merger was completed, and each issued and outstanding share of ServiceMaster common stock, other than shares held by ServiceMaster or Holdings or their subsidiaries and shares held by stockholders who validly perfected their appraisal rights under Delaware law, was converted into the right to receive $15.625 in cash. Each share of ServiceMaster common stock owned by ServiceMaster, Holdings or Acquisition Co. or any of their respective direct or indirect wholly owned subsidiaries was cancelled and retired, and no consideration was paid in exchange for it.

Immediately following the completion of the Merger, all of the outstanding capital stock of Holdings, the ultimate parent company of ServiceMaster, was owned by investment funds sponsored by, or affiliated with, the Equity Sponsors.

Adjusted EBITDA, Comparable Operating Performance and Operating Performance are not necessarily comparable to other similarly titled financial measures of other companies due to the potential inconsistencies in the methods of calculation.

Adjusted EBITDA, Comparable Operating Performance and Operating Performance have limitations as analytical tools, and should not be considered in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. Some of these limitations are:

•              Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•                 Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect the Company’s interest expense, or the cash requirements necessary to service interest or principal payments on the Company’s debt;

•                 Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect the Company’s tax expense or the cash requirements to pay the Company’s taxes;

•                 Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•                 Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect any cash requirements for such replacements;

•                 Other companies in the Company’s industries may calculate Adjusted EBITDA, Comparable Operating Performance and Operating Performance differently, limiting their usefulness as comparative measures; and

•                 Comparable Operating Performance and Operating Performance do not include purchase accounting adjustments and option and restricted stock expense; the latter exclusion may cause the overall compensation cost of the business to be understated.

Operating revenues and Operating Performance by operating segment are as follows:

	Three months ended December 31,
(In thousands)	2009	2008
Operating Revenue:
TruGreen LawnCare	$214,037	$218,550
TruGreen LandCare	62,632	75,412
Terminix	245,938	247,328
American Home Shield	139,943	137,723
ServiceMaster Clean	32,745	33,079
Other Operations and Headquarters	21,051	21,731
Total Operating Revenue	$716,346	$733,823

Operating Performance:
TruGreen LawnCare	$36,457	$32,067
TruGreen LandCare	5,161	6,491
Terminix	44,725	44,583
American Home Shield	21,374	11,933
ServiceMaster Clean	15,652	16,052
Other Operations and Headquarters	(9,187)	(14,909)
Total Operating Performance	$114,182	$96,217

Memo: Items excluded from Operating Performance:
Operating Performace of InStar	$(15)	$307
Operating Performance of all other discontinued operations	(746)	(316)
Operating Performance of discontinued operations	$(761)	$(9)

	Year ended December 31,
(In thousands)	2009	2008
Operating Revenue:
TruGreen LawnCare	$1,048,936	$1,094,730
TruGreen LandCare	262,194	316,306
Terminix	1,089,072	1,093,922
American Home Shield	630,251	588,039
ServiceMaster Clean	125,614	129,798
Other Operations and Headquarters	84,012	88,637
Total Operating Revenue	$3,240,079	$3,311,432

Operating Performance:
TruGreen LawnCare	$180,835	$184,819
TruGreen LandCare	15,822	13,637
Terminix	238,740	219,054
American Home Shield	107,544	89,196
ServiceMaster Clean	57,549	56,396
Other Operations and Headquarters	(35,241)	(42,708)
Total Operating Performance	$565,249	$520,394

Memo: Items excluded from Operating Performance:
Operating Performace of InStar	$(270)	$(2,195)
Operating Performance of all other discontinued operations	(1,541)	1,980
Operating Performance of discontinued operations	$(1,811)	$(215)

The following tables present reconciliations of operating income (loss), the most directly comparable financial measure under GAAP, to Adjusted EBITDA, Comparable Operating Performance and Operating Performance for the periods presented.

(in thousands)	TruGreen LawnCare	TruGreen LandCare	Terminix	American Home Shield	Service Master Clean	Other Operations and Headquarters	Total
Three months ended December 31, 2009

Operating (loss) income(1)	$(11,951)	$1,214	$28,916	$8,924	$13,306	$(24,775)	$15,634
Depreciation and amortization expense	21,896	2,648	15,869	10,262	2,052	3,631	56,358
EBITDA	9,945	3,862	44,785	19,186	15,358	(21,144)	71,992
Interest and net investment income(2)	—	—	—	2,307	—	1,580	3,887
Non-cash trade name impairment	21,400	1,400	—	—	—	5,200	28,000
Residual value guarantee charge (3)	2,363	—	—	—	294	74	2,731
Adjusted EBITDA	33,708	5,262	44,785	21,493	15,652	(14,290)	106,610
Non-cash option and restricted stock expense	—	—	—	—	—	2,105	2,105
Non-cash credits attributable to purchase accounting(4)	(17)	(162)	(85)	(161)	—	—	(425)
Comparable Operating Performance	33,691	5,100	44,700	21,332	15,652	(12,185)	108,290
Restructuring charges and Merger related charges(5)	2,766	61	25	42	—	1,123	4,017
Management fee(6)	—	—	—	—	—	1,875	1,875
Operating Performance	$36,457	$5,161	$44,725	$21,374	$15,652	$(9,187)	$114,182

Memo: Items excluded from Operating Performance
Operating Performance of InStar	$—	$—	$—	$—	$—	$(15)	$(15)
Operating Performance of all other discontinued operations	—	—	—	—	—	(746)	(746)
Operating Performance of discontinued operations(7)	$—	$—	$—	$—	$—	$(761)	$(761)

Three months ended December 31, 2008

Operating income (loss)(1)	$10,561	$2,310	$12,594	$9,200	$12,622	$(64,073)	$(16,786)
Depreciation and amortization expense	21,467	2,988	15,588	10,383	2,430	4,041	56,897
EBITDA	32,028	5,298	28,182	19,583	15,052	(60,032)	40,111
Interest and net investment loss(2)	—	—	—	(7,550)	—	(865)	(8,415)
Non-cash trade name impairment	—	1,400	16,500	—	1,000	41,200	60,100
Adjusted EBITDA	32,028	6,698	44,682	12,033	16,052	(19,697)	91,796
Non-cash option and restricted stock expense	—	—	—	—	—	1,895	1,895
Non-cash charges (credits) attributable to purchase accounting(4)	39	(162)	(99)	(336)	—	(1)	(559)
Comparable Operating Performance	32,067	6,536	44,583	11,697	16,052	(17,803)	93,132
Restructuring charges and Merger related charges(5)	—	(45)	—	236	—	2,394	2,585
Management fee(6)	—	—	—	—	—	500	500
Operating Performance	$32,067	$6,491	$44,583	$11,933	$16,052	$(14,909)	$96,217

Memo: Items excluded from Operating Performance
Operating Performance of InStar	$—	$—	$—	$—	$—	$307	$307
Operating Performance of all other discontinued operations	—	—	—	—	—	(316)	(316)
Operating Performance of discontinued operations(7)	$—	$—	$—	$—	$—	$(9)	$(9)

The following tables present reconciliations of operating income (loss), the most directly comparable financial measure under GAAP, to Adjusted EBITDA, Comparable Operating Performance and Operating Performance for the periods presented.

(in thousands)	TruGreen LawnCare	TruGreen LandCare	Terminix	American Home Shield	Service Master Clean	Other Operations and Headquarters	Total
Year ended December 31, 2009

Operating income (loss)(1)	$58,568	$3,417	$172,447	$63,983	$48,604	$(89,862)	$257,157
Depreciation and amortization expense	87,527	11,462	63,129	41,657	8,213	14,290	226,278
EBITDA	146,095	14,879	235,576	105,640	56,817	(75,572)	483,435
Interest and net investment income(2)	—	—	—	1,976	144	4,959	7,079
Residual value guarantee charge(3)	4,726	—	—	—	588	147	5,461
Non-cash trade name impairment	21,400	1,400	—	—	—	5,200	28,000
Adjusted EBITDA	172,221	16,279	235,576	107,616	57,549	(65,266)	523,975
Non-cash option and restricted stock expense	—	—	—	—	—	8,097	8,097
Non-cash credits attributable to purchase accounting(4)	(103)	(651)	(226)	(219)	—	—	(1,199)
Comparable Operating Performance	172,118	15,628	235,350	107,397	57,549	(57,169)	530,873
Restructuring charges and Merger related charges(5)	8,717	194	3,390	147	—	14,428	26,876
Management fee(6)	—	—	—	—	—	7,500	7,500
Operating Performance	$180,835	$15,822	$238,740	$107,544	$57,549	$(35,241)	$565,249

Memo: Items excluded from Operating Performance
Operating Performance of InStar	$—	$—	$—	$—	$—	$(270)	$(270)
Operating Performance of all other discontinued operations	—	—	—	—	—	(1,541)	(1,541)
Operating Performance of discontinued operations(7)	$—	$—	$—	$—	$—	$(1,811)	$(1,811)

Year ended December 31, 2008

Operating income (loss)(1)	$96,475	$1,385	$146,185	$23,806	$44,700	$(114,789)	$197,762
Depreciation and amortization expense	87,957	11,165	60,199	46,922	9,024	13,937	229,204
EBITDA	184,432	12,550	206,384	70,728	53,724	(100,852)	426,966
Interest and net investment (loss) income(2)	—	—	—	(8,201)	127	(1,978)	(10,052)
Non-cash trade name impairment	—	1,400	16,500	—	1,000	41,200	60,100
Adjusted EBITDA	184,432	13,950	222,884	62,527	54,851	(61,630)	477,014
Non-cash option and restricted stock expense	—	—	—	—	—	7,032	7,032
Non-cash charges (credits) attributable to purchase accounting(4)	72	(650)	(3,887)	25,940	—	378	21,853
Comparable Operating Performance	184,504	13,300	218,997	88,467	54,851	(54,220)	505,899
Restructuring charges and Merger related charges(5)	315	337	57	729	1,545	9,512	12,495
Management fee(6)	—	—	—	—	—	2,000	2,000
Operating Performance	$184,819	$13,637	$219,054	$89,196	$56,396	$(42,708)	$520,394

Memo: Items excluded from Operating Performance
Operating Performance of InStar	$—	$—	$—	$—	$—	$(2,195)	$(2,195)
Operating Performance of all other discontinued operations	—	—	—	—	—	1,980	1,980
Operating Performance of discontinued operations(7)	$—	$—	$—	$—	$—	$(215)	$(215)

(1)           Presented below is a reconciliation of total segment operating income to net (loss) income.

	Three months ended December 31,
(In thousands)	2009	2008
Total Segment Operating Income (Loss)	$15,634	$(16,786)
Non-operating Expense (Income):
Interest expense	73,839	90,334
Interest and net investment (income) loss	(3,887)	8,415
Other expense	193	234
Loss from Continuing Operations before Income Taxes	$(54,511)	$(115,769)
Benefit for income taxes	(25,110)	(29,959)
Loss from Continuing Operations	(29,401)	(85,810)
(Loss) income from discontinued operations, net of income taxes	(446)	144
Net Loss	(29,847)	(85,666)
Net income attributable to noncontrolling interests	—	—
Net Loss attributable to ServiceMaster	$(29,847)	$(85,666)

	Year ended December 31,
(In thousands)	2009	2008
Total Segment Operating Income	$257,157	$197,762
Non-operating Expense (Income):
Interest expense	299,377	347,231
Interest and net investment (income) loss	(7,079)	10,052
Gain on extinguishment of debt	(46,106)	—
Other expense	748	652
Income (Loss) from Continuing Operations before Income Taxes	$10,217	$(160,173)
Benefit for income taxes	(4,390)	(38,300)
Income (Loss) from Continuing Operations	14,607	(121,873)
Loss from discontinued operations, net of income taxes	(1,112)	(4,526)
Net Income (Loss)	13,495	(126,399)
Net income attributable to noncontrolling interests	—	—
Net Income (Loss) attributable to ServiceMaster	$13,495	$(126,399)

(2)           Interest and net investment (income) loss is primarily comprised of investment income and realized (gain) loss on our American Home Shield segment investment portfolio. Cash, short-term and long-term marketable securities associated with regulatory requirements in connection with American Home Shield and for other purposes totaled $256.5 million as of December 31, 2009. American Home Shield interest and net investment (income) loss was ($2.3) million and $7.6 million for the three months ended December 31, 2009 and 2008, respectively. American Home Shield interest and net investment (income) loss was ($2.0) and $8.2 million for the year ended December 31, 2009 and 2008, respectively.  The balance of interest and investment income (loss) primarily relates to (i) a portion of the earnings generated by The ServiceMaster Acceptance Company Limited Partnership; (ii) investment (income) loss from our employee deferred compensation trust (for which there is a corresponding and offsetting change in compensation expense within income (loss) from continuing operations before income taxes); and (iii) interest income on other cash balances.

(3)           Includes residual value guarantee charges that do not result in additional cash payments to exit the facility at the end of the lease term.  In the fourth quarter of 2009, the Company determined that it was probable that the fair value of the properties under operating leases would be below the guaranteed residual value at the end of the lease term.  The Company’s current estimate of this shortfall is $11.8 million, which will be recorded over the remainder of the lease term.

(4)          The Merger was accounted for using purchase accounting. This adjustment represents the aggregate, non-cash adjustments (other than amortization and depreciation) attributable to the application of purchase accounting.

(5)           Includes restructuring charges related to (i) a reorganization of field leadership and a restructuring of branch operations at TruGreen LawnCare, (ii) a branch optimization project at Terminix, (iii) Fast Forward and (iv) the Company’s consolidation of its corporate headquarters into its operations support center in Memphis, Tennessee and the closing of its former headquarters in Downer’s Grove, Illinois and Merger related charges.

(6)           Represents management and consulting fees payable to certain related parties. A management fee is payable to CD&R pursuant to a consulting agreement under which CD&R provides the Company with on-going consulting and management advisory services in exchange for an annual management fee of $6.25 million, which is payable quarterly. On July 30, 2009, the annual management fee payable under the consulting agreement with CD&R was increased from $2.0 million to $6.25 million in order to align our fee structure with current market rates. The full year management fee was applied in 2009.

In addition, in August 2009, the Company entered into consulting agreements with Citigroup, BAS and JPMorgan, each of which is an Equity Sponsor or an affiliate of an Equity Sponsor. Under the consulting agreements, Citigroup, BAS and JPMorgan each will provide the Company with on-going consulting and management advisory services until June 30, 2016 or the earlier termination of the existing consulting agreement between the Company and CD&R. The Company will pay annual management fees of $0.5 million, $0.5 million and $0.25 million to Citigroup, BAS and JPMorgan, respectively. The Company recorded consulting fees related to these agreements of $1.25 million for the year ended December 31, 2009.

(7)           The following table presents reconciliations of operating loss of discontinued operations, the most directly comparable financial measure under GAAP, to Adjusted EBITDA, Comparable Operating Performance and Operating Performance for the periods presented.

	Three months ended December 31,
(In thousands)	2009	2008
Operating Loss	$(761)	$(9)
Depreciation and amortization expense	—	—
EBITDA	(761)	(9)
Interest and net investment income	—	—
Adjusted EBITDA	(761)	(9)
Non-cash option and restricted stock expense	—	—
Non-cash charges attributable to purchase accounting	—	—
Comparable Operating Performance	$(761)	$(9)
Restructuring charges and merger related charges	—	—
Management fee	—	—
Operating Performance of discontinued operations	$(761)	$(9)

	Year ended December 31,
(In thousands)	2009	2008
Operating Loss	$(1,811)	$(215)
Depreciation and amortization expense	—	—
EBITDA	(1,811)	(215)
Interest and net investment income	—	—
Adjusted EBITDA	(1,811)	(215)
Non-cash option and restricted stock expense	—	—
Non-cash charges attributable to purchase accounting	—	—
Comparable Operating Performance	$(1,811)	$(215)
Restructuring charges and merger related charges	—	—
Management fee	—	—
Operating Performance of discontinued operations	$(1,811)	$(215)

Information Regarding Forward-Looking Statements

This report includes forward-looking statements and cautionary statements. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes”, “expects”, “may”, “will”, “shall”, “should”, “would”, “could”, “seek”, “intends”, “plans”, “estimates”, “anticipates” or other comparable terms. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this report and include, without limitation, statements regarding our intentions, beliefs or current expectations concerning, among other things, the degree and timing of economic recovery; our liquidity; cash flows; results of operations; financial condition; prospects; growth strategies; future impairments; capital expenditures; customer retention; the continuation of tuck-in acquisitions; other acquisitions; the impact of interest rate hedges and fuel swaps; the amounts we will pay in connection with restructurings and reorganizations; the cost savings from such restructurings and reorganizations and expected charges related to such restructurings and reorganizations; and the impact of prevailing economic conditions.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual outcomes and performances, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the industries in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this report. In addition, even if our results of operations, financial condition and liquidity, and the development of the industries in which we operate are consistent with the forward-looking statements contained in this report, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including the risks and uncertainties discussed in Item 1A—Risk Factors in Part I in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:

•      the effects of our substantial indebtedness and the limitations contained in the agreements governing such indebtedness;

•      our ability to generate the significant amount of cash needed to fund our operations and service our debt obligations and debt repurchases;

•      changes in interest rates;

•      our ability to secure sources of financing or other funding to allow for direct purchases of commercial vehicles;

•      changes in the source and intensity of competition in our market segments;

•      weather conditions and seasonality factors that affect the demand for our services, including any impact from climate change factors, known and unknown;

•      higher commodity prices and lack of availability, including fuel and fertilizers;

•      increases in operating costs, such as higher insurance premiums, self-insurance costs and health care costs;

•      employee retention, labor shortages or increases in compensation and benefits costs;

•      epidemics, pandemics or other public health concerns or crises;

•      a continuation or change in general economic, financial and credit conditions in the United States and elsewhere (including further deterioration or disruption in the credit and financial markets), especially as such may affect home sales, consumer or business liquidity, consumer or commercial confidence or spending levels including as a result of inflation or deflation, unemployment, interest rate fluctuations, mortgage foreclosures and subprime credit dislocations;

•      a failure of any banking institution with which we deposit our funds or any insurance company that provides insurance to us;

•      changes in the type or mix of our service offerings or products;

•      existing and future governmental regulation and the enforcement thereof, including regulation relating to restricting or banning of telemarketing, direct mail or other marketing activities, the Termite Inspection Protection Plan, pesticides and/or fertilizers;

•      the success of and costs associated with our current restructuring initiatives, including the implementation of centers of excellence;

•      the number, type, outcomes and costs of legal or administrative proceedings;

•      possible labor organizing activities at the Company or its franchisees;

•      risks associated with acquisitions and dispositions;

•      risks associated with budget deficits at federal, state and local levels resulting from deteriorating economic conditions, which could result in federal, state and local governments decreasing their purchasing of our products or services and/or increasing taxes on businesses to generate more tax revenues, which could adversely impact our revenue, earnings, tax payments and cash flows, as applicable;

•      the timing and structuring of our business process outsourcing, including any current or future outsourcing of all or portions of our information technology, call center and other corporate functions, and risks associated with such outsourcing; and

•      other factors described from time to time in documents that we file with the SEC.

You should read this report completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this report are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this report, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, changes in future operating results over time or otherwise.

Comparisons of results for current and any prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.